Exhibit 10.12.1

AMENDMENT NO.1 TO

ACA CAPITAL HOLDINGS, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

The ACA Capital Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is hereby amended as set forth below, effective as of the date of adoption (the “Adoption Date”) of this amendment (the “Amendment”) by the Board of Directors of ACA Capital Holdings, Inc. (the “Corporation”), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

1.              The first sentence of Section 4 is hereby amended and restated in its entirety to read as follows:

“4. STOCK SUBJECT TO THE PLAN

“Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be seven hundred and six thousand nine hundred twenty-three (706,923); provided, however, that the aggregate number of shares of Stock available for issuance pursuant to Options granted after September 30, 2004 shall not exceed 515,000 shares of Stock (for the avoidance of doubt, such 515,000 shares of Stock shall not include the 329,974 shares of Stock subject to Options that were outstanding on September 30, 2004).”

2.              The Plan shall be unchanged in all other respects.

3.              This Amendment is adopted subject to approval within one year of the adoption date by the stockholders of the Corporation. If the stockholders fail to approve this Amendment within one year of the adoption date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the adoption date.

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The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on October 4, 2004, subject to approval of the Amendment by stockholders of the Corporation. The foregoing Amendment to the Plan was approved by the stockholders of the Corporation on October 4, 2004.